UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2015

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Effective March 3, 2015, each of Citizens Community Federal (the "Bank"), the wholly owned subsidiary of Citizens Community Bancorp, Inc. (the "Company"), and the Company entered a First Amendment to the Employment Agreement with Edward H. Schaefer as the President and Chief Executive Officer of the Bank and the Company extending the term of his Employment Agreement through December 31, 2016.  Additionally, effective as of the same date, the Bank and the Company also entered into a First Amendment to the Employment Agreement with Mark C. Oldenberg as the Chief Financial Officer of the Bank and the Company extending the term of his Employment Agreement through December 31, 2016.

The foregoing description of each amendment does not purport to be complete and is qualified in its entirety by reference to each such First Amendment to the Employment Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.  The following exhibits are being filed or furnished, as applicable, herewith:

10.1 -- Employment Agreement by and between Edward H. Schaefer and Citizens Community Federal and Citizens Community Bancorp, Inc. entered into effective as of March 3, 2015.

10.2 -- Employment Agreement by and between Mark C. Oldenberg and Citizens Community Federal and Citizens Community Bancorp, Inc. entered into effective as of March 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: March 5, 2015	By:	/s/ Mark C. Oldenberg
Mark C. Oldenberg
Chief Financial Officer

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